UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2022

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

535 Boylston Street Boston, Massachusetts (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code (617) 463-9385 Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 16, 2022, Aprea Therapeutics, Inc., a Delaware corporation (“Aprea”), acquired Atrin Pharmaceuticals Inc., a Delaware corporation (“Atrin”), in accordance with the terms of the Agreement and Plan of Merger, dated May 16, 2022 (the “Merger Agreement”), by and among Aprea, ATR Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of Aprea (“First Merger Sub”), ATR Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of Aprea (“Second Merger Sub”), and Atrin. Pursuant to the Merger Agreement, First Merger Sub merged with and into Atrin, pursuant to which Atrin was the surviving corporation and became a wholly owned subsidiary of Aprea (the “First Merger”). Immediately following the First Merger, Atrin merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (the “Second Merger”, together with the First Merger, the “Merger”). The Merger is intended to constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, at the closing of the Merger, Aprea issued to the securityholders of Atrin, 1,117,394 shares of the common stock of Aprea, par value $0.001 per share (the “Common Stock”) and 2,949,630 shares of Series A Preferred Stock (as described below), each share of which is convertible into 10 shares of Common Stock, subject to certain conditions described below.

Reference is made to the discussion of the Series A Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Certain shares of Common Stock outstanding immediately after the Merger are held by stockholders subject to lock-up restrictions, pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of the Common Stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain options, for a period of 180 days following the closing of the Merger.

Pursuant to the Merger Agreement, Aprea will hold its annual stockholders’ meeting (the “Stockholders’ Meeting”) to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of the Series A Preferred Stock into shares of Common Stock in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”), (ii) the approval of the reverse stock split of all outstanding shares of the Common Stock at a reverse stock split ratio to be determined by Aprea, (iii) the ratification of the appointment by the Aprea Board of Directors (the “Board”) of additional members to the Board and (iv) the approval of one or more adjournments of the Stockholders’ Meeting to solicit additional proxies if there are not sufficient votes cast in favor of the foregoing matters (collectively, the “Meeting Proposals”). In connection with these matters, Aprea intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant materials.

The Board approved the Merger Agreement and the related transactions, and the consummation of the Merger (the “Closing”) was not subject to approval of the Aprea stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Aprea or Atrin. The Merger Agreement contains representations, warranties and covenants that Aprea and Atrin made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Aprea and Atrin and may be subject to important qualifications and limitations agreed to by Aprea and Atrin in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between Aprea and Atrin rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Aprea’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, Aprea and Atrin entered into stockholder support agreements (the “Support Agreements”) with Aprea’s directors and officers. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Meeting Proposals at the Stockholders’ Meeting to be held in connection therewith.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit F to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain Atrin directors, officers and securityholders and the directors and officers of Aprea entered into lock-up agreements with Aprea and Atrin, pursuant to which each such stockholder will be subject to a 180 day lock-up on the sale or transfer of shares of Common Stock held by each such stockholder at Closing, including those shares received by Atrin securityholders in the Merger (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

The Merger Agreement contemplates that within 30 days following the Closing, Aprea and the Rights Agent (as defined therein) will execute and deliver a contingent value rights agreement (the “CVR Agreement”), pursuant to which each holder of Common Stock as of immediately prior to the effective time of the First Merger will be entitled to one contractual contingent value right issued by Aprea, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Common Stock held by such holder.

Each contingent value right will entitle the holder thereof to receive certain cash payments from the net proceeds, if any, related to the disposition of the tangible and intangible assets (including intellectual property) primarily used in or primarily related to the Company’s business of developing and commercializing cancer therapeutics that reactivate mutant p53 tumor suppressor protein, including but not limited to APR-246, or eprenetapopt, APR-548, and all associated analogs, including if further developed or commercialized after the occurrence of the Merger, in each case during the period beginning on the execution date of the Merger Agreement and ending upon the second anniversary of the date of the consummation of the Merger. The contingent value rights are not transferable, except in certain limited circumstances as will be provided in the CVR Agreement, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading on any exchange.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the CVR Agreement, which is provided as Exhibit E to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Merger Agreement, Aprea entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain Atrin directors, officers and security holders (the “Selling Security Holders”). Pursuant to the Registration Rights Agreement, Aprea will prepare and file a resale registration statement with the SEC within 90 calendar days following the date of the Merger Agreement or such later date agreed to by a majority of the Selling Security Holders (the “Filing Deadline”). Aprea will use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement).

Aprea has also agreed to, among other things, indemnify the Selling Security Holders, their officers, directors, agents, partners, members, managers, stockholders, any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 of the Securities Act of 1933 (the “Securities Act”), investment advisers and employees of each of them, each person who controls any such Selling Security Holders (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the officers, directors, partners, members, managers, stockholders, agents, investment advisers and employees of each such controlling person under the registration statement from certain liabilities and pay all fees and expenses incident to Aprea’s obligations under the Registration Rights Agreement.

The offering is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 16, 2022, Aprea completed its business combination with Atrin. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2022, Aprea notified Nasdaq that it is not in compliance with the audit committee composition requirement under Nasdaq Listing Rule 5605(c)(2)(A) due to one vacancy on the audit committee. Effective at the Second Effective Time, Michael A. Kelly, formerly an audit committee member, no longer serves on the board of directors. John B. Henneman and Bernd R. Seizinger continue to serve on the audit committee. The Company is evaluating the appropriate composition of its board committees and fully intends to regain compliance with Rule 5605(c)(2)(A) within the applicable cure period.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, Aprea issued shares of Common Stock and Series A Preferred Stock. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

On May 14, 2022, the Board approved the removal of Greg Korbel from his position as the Chief Business Officer, effective at the time of the filing of the Second Merger Certificate of Merger with the Secretary of State of the State of Delaware (the “Second Effective Time”). After the Second Effective Time Mr. Korbel will serve as Aprea’s Chief Operating Officer, as more fully described below.

Effective as of the conclusion of the Stockholders’ Meeting, Christian S. Schade will resign as Chief Executive Officer.

Appointment of Officers

On May 14, 2022, the Board approved the following appointments, effective at the Second Effective Time: (i) the appointment of Oren Gilad, Ph.D. to the position of the President of Aprea and (ii) the appointment of Greg Korbel to the position of the Chief Operating Officer of Aprea (such appointments, collectively, the “Second Effective Time Officer Appointments”).

Effective as of the conclusion of the Stockholders’ Meeting, Dr. Gilad will be appointed to the position of Chief Executive Officer of Aprea, to fill the vacancy created by Christian S. Schade’s resignation as Chief Executive Officer of Aprea (such appointment, collectively with the Second Effective Time Officer Appointments, the “Officer Appointments”).

Oren Gilad, Ph.D. (Age 54). Oren Gilad, Ph.D., has extensive leadership experience across all phases of drug development. Prior to joining Aprea, from 2011 to 2022, he was the Chief Executive Officer of Atrin. Prior to founding Atrin in 2011, Dr. Gilad had a 13-year academic career, where he authored numerous high impact scientific articles, including one that demonstrated the importance of the ATR pathway in cancer development and prevention. This breakthrough research was conducted at the University of Pennsylvania. Dr. Gilad holds a B.Sc from the Hebrew University, a Ph.D. and post-doctorate from the University of California at Davis, and a post-doctorate from the University of Pennsylvania.

Dr. Gilad has no family relationship with any of the executive officers or directors of Aprea. There are no arrangements or understandings between Dr. Gilad and any other person pursuant to which he was appointed as an officer of Aprea.

Greg Korbel (Age 46). Prior to being appointed as Chief Operating Officer of Aprea, Dr. Korbel served as Aprea’s Chief Business Officer since April 2021, having previously served as Vice President, Business Development since July 2016. Dr. Korbel has more than 12 years of experience in the biotechnology and pharmaceutical industries. Prior to joining Aprea, he was the Director of Business Development and Operations at Novira Therapeutics, which was acquired in December 2015 by Johnson & Johnson, and served as the Director of Research Operations subsequent to the acquisition. In addition to consulting for venture capital and biotechnology firms, Dr. Korbel formerly served as Senior Scientist at Invitrogen/Life Technologies. Dr. Korbel received an M.B.A. from the Wharton School at the University of Pennsylvania, a Ph.D. in Chemistry from Harvard University and a B.A. from Vanderbilt University.

Dr. Korbel has no family relationship with any of the executive officers or directors of Aprea. There are no arrangements or understandings between Dr. Korbel and any other person pursuant to which he was appointed as an officer of Aprea.

Resignation of Directors

In accordance with the Merger Agreement, on May 16, 2022, Fouad Namouni and Michael A. Kelly resigned from the Board as Class II and Class III directors, respectively, and any respective committee of the Board to which they were members, effective at the Second Effective Time. The resignations were not the result of any disagreements with Aprea relating to the Aprea’s operations, policies or practices. Effective immediately prior to the closing of the Merger, all unexpired, unexercised and unvested options to purchase Aprea’s shares held by the members of the Board accelerated in full and remain exercisable subject to the terms and conditions of the applicable option award agreement.

Appointment of Directors

In accordance with the Merger Agreement, the Board increased the number of directors from seven to eight, such that the number of Class I directors on the Board was increased from two to three. On May 16, 2022, effective as of the Second Effective Time, Michael Grissinger and Rif Pamukcu were appointed as Class II directors. Additionally, on May 16, 2022, effective as of the Second Effective Time, Dr. Gilad was appointed as a Class III director and Marc Duey was appointed as a Class I director (Mr. Grissinger’s, Dr. Pamukcu’s, Dr. Gilad’s and Mr. Duey’s appointments as directors, collectively the “Director Appointments”).

In accordance with the Merger Agreement, at or immediately after the conclusion of the Stockholders’ Meeting, the Board will increase the number of directors from eight to nine, with the additional ninth director to be appointed to the Board by the directors then serving on the Board immediately following the Stockholders’ Meeting.

Michael Grissinger (Age 68). Michael Grissinger brings decades of experience in business development, strategy, and pharmaceutical licensing leadership roles at global pharmaceutical companies. Since 2018, Mr. Grissinger has served on the board of directors of Akari Therapeutics, Plc (AKTX), a public company that develops treatments for autoinflammatory diseases involving the complement (C5) and leukotriene (LTB4) pathways. Since 2020, Mr. Grissinger has served as chair of the board of directors of Kira Biotech Pty Ltd, a private biotechnology company developing novel immunomodulatory compounds for the treatment of immune system disorders. Since 2018, he has served on the board of directors of Atriva Therapeutics PLC, a private biopharmaceutical company pioneering the development of host-cell-targeting therapies against viral infections. Mr. Grissinger previously served on the board of Atrin. Mr. Grissinger served as a senior advisor to Cerberus Capital Management from 2018 to 2021.  He retired from Johnson & Johnson in January 2018 after a 22-year career. During his tenure at Johnson & Johnson, Mr. Grissinger held positions of Vice President and Head, Worldwide Pharmaceutical Licensing as well as Vice President and Head of Worldwide Pharmaceutical Corporate Development and M&A.

Prior to joining Johnson & Johnson, Mr. Grissinger spent 20 years in the healthcare industry with Ciba-Geigy and SmithKline Beckman. Mr. Grissinger holds a B.S. in Chemistry from Juniata College and an MBA from Temple University- Fox School of Business.

Rif Pamukcu (Age 64). Rifat Pamukcu, M.D., has extensive experience in pharmaceuticals and drug development, with a particular focus on oncology. He was a co-founder, director and CSO of Cell Pathways, a publicly-traded pharmaceutical company (NASDAQ:CLPA) focused on cancer and cancer prevention that was acquired by OSI Pharmaceuticals in 2003). At Cell Pathways he directed the basic science, preclinical drug development, clinical research, regulatory programs, and various aspects of chemical scale-up and manufacturing, and raised over $140 million of investment capital. He is currently director, President and CEO of RXMP Therapeutics, Inc. since 2016, a private pharmaceutical company that is developing novel systemically delivered hemostatic agents that are designed to arrest or prevent excessive bleeding. Dr. Pamukcu has served as director, President and CEO of Midway Pharmaceuticals DBA MidwayBiome since 2005, a private pharmaceutical company that is developing nonantibiotic approaches to affect GI tract and microbiome interactions to aid in gastrointestinal and systemic disorders. He is a Managing Partner of Corami LLC since 2016, an early-stage therapeutics company developing drug-device combinations that deliver sustained release therapeutics directly to the external surface of the heart. Dr. Pamukcu serves on the Board of Directors of Syantra, Inc. since 2019 (a breast cancer diagnostics company), Sirpant Immunotherapeutics, Inc. since 2021 (a hematological malignancy immunotherapeutics company), and Virion Therapeutics LLC since 2018 (a hepatitis therapeutic vaccine company). He has been a member of the Advisory Council to the National Prostate Cancer Coalition, the GI Oncology Task Force of the American Gastroenterological Association, Executive Steering Committee of the Gastroenterology Research Group and Scientific Advisory Board of the Hereditary Colon Cancer Association. Since 1985, Dr. Pamukcu has authored or co-authored over 110 journal articles, book chapters and abstracts in the fields of gastroenterology, cancer, cancer chemoprevention and signal transduction systems. He is an inventor on over 150 issued or pending patents in the areas of drug discovery and development of agents for cancer prevention and therapeutics, inflammatory bowel disease, osteoporosis and the prevention and treatment of hemorrhage. Dr. Pamukcu holds a B.A. in Biology from the John Hopkins University and an M.D. from the University of Wisconsin School of Medicine. He completed his Internal Medicine Residency at Rush Presbyterian St. Lukes Medical Center and his Fellowship in Gastroenterology and Hepatology at the University of Chicago. He was an Assistant Professor in the Division of Digestive Diseases at the University of Cincinnati prior to his joining Cell Pathways, Inc.

Marc Duey (Age 66). Marc Duey brings over three decades of experience in the Pharmaceutical and Biotechnology industries and brings a great deal of commercial business, and product launch experience.  Since 2012, he has served as a Managing Partner at Duce Management, LLC, which focuses on biotech and digital health convergence via early-stage commitments to emerging firms with intellectual property and platform technology of eventual interest to specialty pharmaceutical manufacturers seeking potential therapies for cancer. Mr. Duey was the Founder, President, and CEO of ProMetrics, Inc., from 1993 to 2019, a leading sales and patient-level data aggregator and service provider to the specialty pharmaceutical industry for over two decades. ProMetrics is now the Patient Solutions Division of ConcertAI, a leading real-world data, and AI-based predictive analytics partner to the largest, most ambitious, and dynamic oncology firms. Mr. Duey founded ProMetrics to provide marketing and sales teams with strategic and tactical decision support.

Under his direction, the firm helped launch dozens of biopharma products, serviced over 150 clients, and managed thousands of projects. Seven client biotech firms have been acquired by seven large oncology companies, also clients, for a total transaction value of over $150 billion. Prior to founding ProMetrics, Mr. Duey was the founder and President of DuWest Research, an international management consulting firm, with offices on three continents, that specialized in serving the needs of diagnostic and biotechnology firms. Mr. Duey is a member of numerous trade and industry associations and sits on the Board of Directors of several technology companies. He is an adjunct professor at West Chester University in both the Business School and the Pharmaceutical Product Development program (PPD). He serves on the Board of Trustees of International House Philadelphia, and is a member of the Leadership Council of the Wistar Institute. He is an active member of the American Society of Clinical Oncology (ASCO), the American Association of Cancer Research (AACR), the American Association of Pharmaceutical Science (AAPS), and the Licensing Executive Society (LES). Mr. Duey holds a B.S. and an M.S. degree in science from the University of Ottawa, and an M.B.A. from the Ivey Business School at Western University, London, Canada.

Indemnification Agreements

In connection Director Appointments and the Officer Appointments, each of the new directors and officers will enter into Aprea’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to Aprea’s Registration Statement on Form S-1 (File No. 333-233662) filed with the SEC on October 2, 2019.

Compensation Arrangements with Oren Gilad and Aprea’s Named Executive Officer

In connection with Dr. Gilad’s appointment as President, Dr. Gilad entered into Aprea’s standard form of executive employment agreement. Dr. Gilad’s employment agreement provides for “at will” employment, a base salary of $500,000 per year, an annual target bonus opportunity equal to 50% of his base salary, and participation in Aprea’s long-term equity incentive program. Under the terms of Dr. Gilad’s employment agreement, in the event that he is terminated by Aprea without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then-current base salary for a period of 12 months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (iii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected through the earlier of (x) 12 months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12-month period following a “change of control,” Dr. Gilad is entitled to 18 months of continued base salary and reimbursement for COBRA coverage premiums rather than 12 months. Dr. Gilad is eligible to participate in the employee benefit plans generally available to other members of Aprea’s senior executive management, subject to the terms of those plans.

As noted above, effective as of the conclusion of the Stockholders’ Meeting, Mr. Schade will resign as Chief Executive Officer. To assist with the transition, Mr. Schade will remain with Aprea as Executive Chairman until the six month anniversary of the Closing at his same compensation levels as in effect prior to the closing. At the end of the six-month transition period, Mr. Schade will receive the following severance benefits under his employment agreement: (i) 12 months of continued base salary; (ii) payout of his annual bonus at his target percentage for the portion of the year during which he was employed, and (iii) payment of medical, vision and dental coverage premiums for up to 12 months of continuing COBRA coverage.

Aprea and Mr. Coiante entered into a retention letter that provides if Mr. Coiante is terminated by Aprea without “cause” or resigns with “good reason” within one year following the Merger, he will receive the following benefits under his employment agreement: (i) 12 months of continued base salary; (ii) payout of his annual bonus at his target percentage for the portion of the year during which he was employed; and (iii) payment of medical, vision and dental coverage premiums for up to 12 months of continuing COBRA coverage.

Dr. Attar will step down as Senior Vice President and Chief Medical Officer three months after the Closing. At that time, Dr. Attar will receive the following severance benefits under his employment agreement: (i) nine months of continued base salary; (ii) payout of his annual bonus at his target percentage for the portion of the year during which he was employed; and (iii) payment of medical, vision and dental coverage premiums for up to nine months of continuing COBRA coverage.

In connection with the Merger, the vesting of the outstanding stock options and restricted stock units accelerated upon the Closing, with the stock options remaining exercisable until their normal expiration dates.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2022, Aprea filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the Merger referenced in Item 1.01 above. The Certificate of Designation provides for the issuance of shares of preferred stock, par value $0.001 per share, designated as Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”).

Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock) are paid on shares of the Common Stock.

Except as otherwise required by law, the Series A Preferred Stock will have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, Aprea will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of Aprea, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (iii) prior to the Stockholder Approval (as defined in the Certificate of Designation), consummate either: (A) any fundamental transaction or (B) any merger or consolidation of Aprea with or into another entity or any stock sale to, or other business combination in which the stockholders of Aprea immediately before such transaction do not hold at least a majority of the capital stock of Aprea immediately after such transaction or (iv) enter into any agreement with respect to any of the foregoing.

Following stockholder approval of the Conversion Proposal, each share of Series A Preferred Stock is convertible into shares of Common Stock at any time at the option of the holder thereof, into 10 shares of Common Stock, subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 16, 2022, Aprea made available a presentation to be used with investors discussing the Merger. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Aprea under the Securities Act, as amended.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: uses of proceeds; projected cash runways; future product development plans; stockholder approval of the conversion rights of the Series A Preferred Stock; and any future payouts under the CVR. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in Aprea’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 16, 2022 by and among Aprea, ATR Merger Sub I Inc., ATR Merger Sub II LLC and Atrin(1)

3.1	Certificate of Designation of Series A Non-Voting Series A Preferred Stock

10.1	Form of Registration Rights Agreement, by and among Aprea and certain securityholders

99.1	Presentation for investor conference call held by Aprea and Atrin on May 16, 2022

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Aprea agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Aprea may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2022	APREA THERAPEUTICS, INC.

By:	/s/ Christian S. Schade
Chief Executive Officer